Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER
AND FISCAL YEAR 2019 FINANCIAL RESULTS

- Accomplishment of Strategic Priorities Drives Full Year Profitability with $0.10 EPS -

- Q4 2019 Revenue Growth of 19% Powered by Traditional Segment Sales Surge -

- Strong Q4 2019 Gross Margin % Performance of 44% up from 35% in Year-Ago Quarter -

- Successful Capital Raise in June 2019 to Fund Future Investments in Marketing -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – September 5, 2019 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the fourth quarter and fiscal year ended June 30, 2019. For the fourth quarter of fiscal 2019, the Company reported net sales of $7.6 million and net income of $162,000, or $0.01 earnings per diluted share. For the fiscal year ended June 30, 2019, the Company reported net sales of $32.2 million and net income of $2.3 million, or $0.10 earnings per diluted share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “This quarter demonstrated one of the key benefits of our omni-channel distribution strategy – diversification of revenue sources that provides balanced revenue and margins. Our revenue growth in the quarter was led by an upturn of 30% growth in our Traditional segment, which was complemented by continued growth in our Online Channels segment. In particular, we had strong revenue growth from our brick-and-mortar partners, international distributors and cross border trade through our e-commerce site.”

“Over the past year, our strategic priorities have focused on driving organic revenue growth in the U.S. and maintaining attractive margins; expanding our gemstone and jewelry offerings; targeting the global market opportunity; and balancing growth-oriented investments to generate sustainable earnings improvement. Our financial performance in fiscal year 2019 confirmed our team’s ability to execute on these priorities. We delivered four consecutive quarters of profitability driven by 16% annual revenue growth and significant gross margin % expansion to 46%. With robust sales from our e-commerce site, we now have an approximately 50/50 balance in our Online Channels and Traditional segments. International sales increased more than 100% in the year to represent 13% of total revenues. We expanded the global availability of our premier gemstone brand, Forever One™, and competitive value-oriented line, Moissanite by Charles & Colvard® and continued to add unique fine and fashion jewelry styles that are responsive to the market demand, including our proprietary Signatures Series,” continued Ms. Miglucci.

“We continue to be encouraged by the growing worldwide acceptance of lab-created gemstones with emerging generations of consumers. We want to take advantage of this critical time to focus efforts on expanding the Charles & Colvard global brand with our target consumer and to further develop our global omni-channel sales strategy. Our recent equity financing raised approximately $11 million in gross proceeds, which we plan to invest into marketing initiatives to drive brand awareness and global revenue growth over the next several years,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Completed public offering of common stock, raising gross proceeds of approximately $11.0 million from the sale of approximately 6.9 million shares;
•	Featured a range of new product offerings at JCK Las Vegas, the jewelry industry’s leading trade show, including the proprietary patent-pending gemstone, Duet Rose by Charles & Colvard®, five new single-sided rose cut shapes (pear, oval, marquise, cushion & rectangular cushion) and an expanded assortment of thirty-six additional gemstone sizes in existing shapes;
•	Featured in May 2019 Women’s Wear Daily article, “New Tools of Engagement”, based on CEO interview with Suzanne Miglucci highlighting Charles & Colvard’s sustainability and style;
•	Added Klarna as a payment option on the Company’s e-commerce site to facilitate cross border sales;
•	Created the 2018 National Women’s Soccer League Championship rings and was named official jewelry sponsor of the North Carolina Courage professional women's soccer team; and
•	Presented at the annual Planet MicroCap Showcase.

Financial Summary for Fourth Quarter Fiscal 2019
(Quarter Ended June 30, 2019 Compared to Quarter Ended June 30, 2018)

•	Net sales were $7.6 million for the quarter, an increase of 19% compared with $6.4 million in the year-ago quarter.
•	Finished jewelry net sales were $3.7 million for the quarter, an increase of 28% compared with $2.9 million in the year-ago quarter.
•	Loose jewel net sales were $3.9 million for the quarter, an increase of 11% compared with $3.5 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship and other pure-play, exclusively e-commerce outlets, net sales increased 9% to $3.6 million, or 48% of total net sales for the quarter, compared with $3.3 million, or 52% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale, retail, and historically, television customers, net sales increased 30% to $4.0 million, or 52% of total net sales for the quarter, compared with $3.1 million, or 48% of total net sales in the year-ago quarter.
•	Operating expenses were $3.2 million for the quarter, compared to $3.2 million in the year-ago quarter.
•	Net income for the quarter was $162,000, or $0.01 earnings per diluted share, compared with a net loss of $698,000, or $0.03 net loss per diluted share, in the year-ago quarter.

Financial Summary for Fiscal Year 2019
(Fiscal Year Ended June 30, 2019 Compared to Twelve Months Ended June 30, 2018)

•	Net sales were $32.2 million for the fiscal year, an increase of 16% compared with $27.9 million in the year-ago twelve-month comparable period.
•	Finished jewelry net sales were $15.5 million for the fiscal year, an increase of 19% compared with $13.0 million in the year-ago twelve-month comparable period.
•	Loose jewel net sales were $16.8 million for the fiscal year, an increase of 13% compared with $14.9 million in the year-ago twelve-month comparable period.
•	In the Online Channels segment, net sales increased 25% to $16.3 million, or 51% of total net sales for the fiscal year, compared with $13.1 million, or 47% of total net sales in the year-ago twelve-month comparable period.
•	In the Traditional segment, net sales increased 7% to $15.9 million, or 49% of total net sales for the fiscal year, compared with $14.9 million, or 53% of total net sales in the year-ago twelve-month comparable period.
•	Operating expenses were $12.6 million for the fiscal year, compared to $12.5 million in the year-ago twelve-month comparable period.

•	Net income for the fiscal year was $2.3 million, or $0.10 earnings per diluted share, compared with a net loss of $0.8 million, or $0.04 net loss per diluted share, in the year-ago twelve-month comparable period.

Financial Position

Cash, cash equivalents and restricted cash totaled $13.0 million at June 30, 2019, representing an increase of $9.6 million from $3.4 million at June 30, 2018 of cash and cash equivalents. The Company had no debt outstanding as of June 30, 2019. Total inventory was $33.7 million at June 30, 2019, compared with $31.8 million at June 30, 2018.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 5, 2019. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until September 12, 2019 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10134061. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce-driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in the Research Triangle Park, North Carolina. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@CharlesandColvard.com

-Financial Tables Follow-

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,	Twelve Months Ended June 30
	2019	2018	2019	2018 (1)
Net sales	$7,607,700	$6,400,298	$32,244,109	$27,908,838
Costs and expenses:
Cost of goods sold	4,241,982	4,182,738	17,352,167	16,708,203
Sales and marketing	2,083,005	1,990,856	7,983,506	7,641,962
General and administrative	1,123,806	1,247,144	4,640,810	4,816,495
Research and development	647	-	2,069	571
Total costs and expenses	7,449,440	7,420,738	29,978,552	29,167,231
Income (Loss) from operations	158,260	(1,020,440)	2,265,557	(1,258,393)
Other income (expense):
Interest income	11,022	-	11,022	-
Interest expense	(1,213)	(154)	(2,198)	(742)
Loss on foreign currency exchange	(33)	(5)	(344)	(5)
Gain on insurance claim settlement	-	-	-	183,217
Other expense	-	-	(13)	-
Total other income (expense), net	9,776	(159)	8,467	182,470
Income (Loss) before income taxes	168,036	(1,020,599)	2,274,024	(1,075,923)
Income tax (expense) benefit	(6,122)	322,827	1,443	309,046
Net income (loss)	$161,914	$(697,772)	$2,275,467	$(766,877)

Net income (loss) per common share:
Basic	$0.01	$(0.03)	$0.10	$(0.04)
Diluted	$0.01	$(0.03)	$0.10	$(0.04)

Weighted average number of shares used in computing net loss per common share:
Basic	22,986,531	21,441,173	21,860,699	21,312,652
Diluted	23,670,417	21,441,173	22,111,223	21,312,652

(1)	The unaudited condensed consolidated statement of operations and condensed consolidated statement of cash flows are based on a recasting of our historical consolidated statement of operations and changes in financial position to give effect to the change in the Company’s fiscal year end. The unaudited condensed consolidated statement of operations and unaudited condensed consolidated statement of cash flows for the trailing twelve months ended June 30, 2018 give effect to the recasted financial results of the Company as if the change to the Company’s fiscal year-end reporting cycle began on July 1, 2017. In the opinion of management, even though the Company adopted new revenue recognition guidance, as required, on January 1, 2018, the unaudited results for the twelve months ended June 30, 2018 and the six months ended June 30, 2017 are comparative for purposes of this analysis since there has been no change in the timing or measurement of the Company’s revenues.

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	June 30, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,465,483	$3,393,186
Restricted cash	541,062	-
Accounts receivable, net	1,962,471	1,765,722
Inventory, net	11,909,792	10,979,891
Prepaid expenses and other assets	989,559	916,162
Total current assets	27,868,367	17,054,961
Long-term assets:
Inventory, net	21,823,928	20,848,647
Property and equipment, net	1,026,098	1,144,198
Intangible assets, net	97,373	34,833
Other assets	330,615	389,868
Total long-term assets	23,278,014	22,417,546
TOTAL ASSETS	$51,146,381	$39,472,507

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,372,172	$4,170,952
Accrued expenses and other liabilities	1,325,608	618,945
Total current liabilities	4,697,780	4,789,897
Long-term liabilities:
Deferred rent	236,745	393,051
Accrued income taxes	492,832	471,126
Total long-term liabilities	729,577	864,177
Total liabilities	5,427,357	5,654,074
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 28,027,569 and 21,705,173 shares issued and outstanding at June 30, 2019 and June 30, 2018, respectively	54,342,864	54,243,816
Additional paid-in capital	24,488,147	14,962,071
Accumulated deficit	(33,111,987)	(35,387,454)
Total shareholders’ equity	45,719,024	33,818,433
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,146,381	$39,472,507

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Fiscal Year Ended June 30,	Twelve Months Ended June 30,
	2019	2018 (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,275,467	$(766,877)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	481,319	437,848
Stock-based compensation	502,805	473,030
Provision for (recovery of) uncollectible accounts	27,056	(5,511)
Provision for sales returns	98,000	177,390
Provision for inventory reserves	393,000	381,321
Provision for accounts receivable discounts	6,275	22,802
Gain on insurance claim settlement	-	(183,217)
Changes in operating assets and liabilities:
Accounts receivable	(328,080)	32,031
Inventory	(2,298,182)	(3,038,615)
Prepaid expenses and other assets, net	(14,144)	(349,486)
Accounts payable	(798,780)	305,975
Deferred rent	(156,306)	(139,558)
Accrued income taxes	21,706	18,548
Accrued expenses and other liabilities	706,663	(58,111)
Net cash provided by (used in) operating activities	916,799	(2,692,430)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(361,440)	(175,406)
Payments for intangible assets	(64,319)	(28,089)
Net cash used in investing activities	(425,759)	(203,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of offering costs	9,058,568	-
Stock option exercises	63,751	-
Net cash provided by financing activities	9,122,319	-

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,613,359	(2,895,925)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	3,393,186	6,289,111
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$13,006,545	$3,393,186

	June 30,2019	June 30, 2018
Reconciliation to Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$12,465,483	$3,393,186
Restricted cash	541,062	-
	$13,006,545	$3,393,186

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,198	$742
Cash paid during the period for income taxes	$73,562	$56,480

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line sales over product line cost of goods sold; and operating income (loss). The Company’s product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, rent, utilities, and corporate overhead allocations; freight out; inventory valuation allowance adjustments; and other inventory adjustments, comprising costs of quality issues, damaged goods, and inventory write-offs.

The Company allocates certain general and administrative expenses between its Online Channels segment and its Traditional segment primarily based on net sales and number of employees to arrive at segment operating income (loss). Unallocated expenses remain in its Traditional segment.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2019 is as follows:

	Three Months Ended June 30, 2019
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$2,978,950	$768,438	$3,747,388
Loose jewels	657,659	3,202,653	3,860,312
Total	$3,636,609	$3,971,091	$7,607,700

Product line cost of goods sold
Finished jewelry	$1,170,046	$528,020	$1,698,066
Loose jewels	226,320	1,591,149	1,817,469
Total	$1,396,366	$2,119,169	$3,515,535

Product line gross profit
Finished jewelry	$1,808,904	$240,418	$2,049,322
Loose jewels	431,339	1,611,504	2,042,843
Total	$2,240,243	$1,851,922	$4,092,165

Operating profit (loss)	$250,539	$(92,279)	$158,260

Depreciation and amortization	$48,874	$76,633	$125,507

Capital expenditures	$6,400	$17,770	$24,170

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the three months ended June 30, 2018 is as follows:

	Three Months Ended June 30, 2018
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$2,333,480	$585,730	$2,919,210
Loose jewels	1,013,871	2,467,217	3,481,088
Total	$3,347,351	$3,052,947	$6,400,298

Product line cost of goods sold
Finished jewelry	$990,653	$413,179	$1,403,832
Loose jewels	476,755	1,275,575	1,752,330
Total	$1,467,408	$1,688,754	$3,156,162

Product line gross profit
Finished jewelry	$1,342,827	$172,551	$1,515,378
Loose jewels	537,116	1,191,642	1,728,758
Total	$1,879,943	$1,364,193	$3,244,136

Operating loss	$(32,758)	$(987,682)	$(1,020,440)

Depreciation and amortization	$28,503	$78,368	$106,871

Capital expenditures	$26,398	$34,541	$60,939

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the fiscal year ended June 30, 2019 is as follows:

	Fiscal Year Ended June 30, 2019
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$12,641,687	$2,815,656	$15,457,343
Loose jewels	3,697,069	13,089,697	16,786,766
Total	$16,338,756	$15,905,353	$32,244,1098

Product line cost of goods sold
Finished jewelry	$5,220,551	$1,638,561	$6,859,112
Loose jewels	1,583,404	6,659,426	8,242,830
Total	$6,803,955	$8,297,987	$15,101,942

Product line gross profit
Finished jewelry	$7,421,136	$1,177,095	$8,598,231
Loose jewels	2,113,665	6,430,271	8,543,936
Total	$9,534,801	$7,607,366	$17,142,167

Operating profit	$1,643,552	$622,005	$2,265,557

Depreciation and amortization	$172,819	$308,500	$481,319

Capital expenditures	$69,975	$291,465	$361,440

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the unaudited condensed consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2019	Fiscal Year Ended June 30, 2019
Product line cost of goods sold by reportable segment	$3,515,535	$15,101,942
Non-capitalized manufacturing and production control expenses	412,777	1,442,446
Freight out	149,545	578,772
Inventory valuation allowances	16,000	393,000
Other inventory adjustments	148,125	(163,993)
Consolidated cost of goods sold	$4,241,982	$17,352,167

Three Months Ended June 30, 2018
Product line cost of goods sold by reportable segment	$3,156,162
Non-capitalized manufacturing and production control expenses	352,941
Freight out	143,604
Inventory valuation allowances	78,321
Other inventory adjustments	451,710
Consolidated cost of goods sold	$4,182,738

Appendix C

CHARLES & COLVARD, LTD.

SUMMARY FINANIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The following unaudited summary financial information by reportable segment are based on a recasting of our historical consolidated statements of operations to give effect to the change in the Company’s fiscal year-end. The unaudited summary financial information by reportable segment for the trailing twelve months ended June 30, 2018 give effect to the recasted financial results of the Company as if the change to the fiscal year-end reporting cycle began on July 1, 2017.

The summary unaudited financial information by reportable segment for the trailing twelve months ended June 30, 2018 is as follows:

	Twelve Months Ended June 30, 2018
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$9,598,271	$3,403,670	$13,001,941
Loose jewels	3,455,311	11,451,586	14,906,897
Total	$13,053,582	$14,855,256	$27,908,838

Product line cost of goods sold
Finished jewelry	$4,489,711	$2,558,415	$7,048,126
Loose jewels	1,744,156	6,017,637	7,761,793
Total	$6,233,867	$8,576,052	$14,809,919

Product line gross profit
Finished jewelry	$5,108,560	$845,255	$5,953,815
Loose jewels	1,711,155	5,433,949	7,145,104
Total	$6,819,715	$6,279,204	$13,098,919

Operating profit (loss)	$342,324	$(1,600,717)	$(1,258,393)

Depreciation and amortization	$118,580	$319,268	$437,848

Capital expenditures	$31,235	$144,171	$175,406

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the condensed consolidated financial statements for the trailing twelve months ended June 30, 2018 to give effect to the recasted financial results of the Company as if the change to the fiscal year-end reporting cycle began on July 1, 2017 is as follows:

Twelve Months Ended June 30, 2018
Product line cost of goods sold by reportable segment	$14,809,919
Non-capitalized manufacturing and production control expenses	1,434,893
Freight out	516,793
Inventory valuation allowances	551,000
Other inventory adjustments	(604,402)
Consolidated cost of goods sold	$16,708,203